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This Instrument Prepared by and Return to:
MORRIS J. KRIGER
5400 Poplar Avenue
Memphis, TN 38119

PROMISSORY NOTE
MODIFICATION AGREEMENT

THIS AGREEMENT made and entered into this 23rd day of April, 1987, by and between FPI Royal View, Ltd., L.P., a Kansas limited partnership, hereinafter referred to as 'Maker', and The Merchants Bank, a Missouri banking corporation, hereinafter referred to as 'Bank';

W I T N E S S E T H

WHEREAS, Maker has heretofore executed and delivered to Bank a Promissory Note, dated March 2, 1987, in the original principal sum of $20,000,000, payable to the order of Bank ('Note');

NOW THEREFORE, in consideration of the debts and trusts aforesaid and of the sum of $1.00 and other good and valuable considerations, each to the other in hand paid, receipt whereof is hereby acknowledged, it is hereby mutually covenanted and agreed as follows:

1. The Note is hereby amended to read as set forth in Exhibit A attached hereto and by reference made a part hereof.

2. This Agreement does not create any new or further indebtedness or additional liability of any party not originally liable under the terms of the Note, except that the principal amount of the Note is increased from $20,000,000 to $22,745,000. Nothing contained herein shall adversely affect or invalidate the security now held by Bank, nor impair nor release any covenant, condition or agreement in said Note, which, except as modified by this Agreement shall continue in full force and effect in accordance with its original terms.

3. Bank agrees, upon the execution of this Agreement, to make a notation on said Note as follows: 'This Note is modified by Promissory Note Modification Agreement dated April 23, 1987'.

4. The agreements herein shall bind, and the benefits hereof shall inure to, the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written by the duly authorized general partners of Maker and a duly authorized officer of Bank.

                    FPI ROYAL VIEW, LTD., L.P.,
                    a Kansas limited partnership

                    By: /s/ Avron B. Fogelman
                        --------------------------
                        AVRON B. FOGELMAN
                        General Partner

                    By: FOGELMAN PROPERTIES, INC.,
                        General Partner

                        By: /s/ Avron B. Fogelman
                           ------------------------
                           AVRON B. FOGELMAN
                           President

                        THE MERCHANTS BANK
                        By: /s/ Michael J. Caffrey
                           ------------------------

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EXHIBIT A
POINTE ROYAL MULTI-FAMILY HOUSING FACILITY NOTE
(Overland Park, Johnson County, Kansas)

$22,745,000              Overland Park, Kansas
                         April 23, 1987

FOR VALUE RECEIVED, FPI ROYAL VIEW, LTD., L.P., A Kansas limited partnership, (the "Borrower", which term shall be construed to include the successors and assigns of the Borrower), promises to pay to the order of THE MERCHANTS BANK, (the "Issuer", which term shall be construed to include the successors and assigns of the Issuer), the principal sum of TWENTY-TWO MILLION SEVEN HUNDRED FORTY-FIVE THOUSAND DOLLARS ($22,745,000), together with interest on the principal balance from time to time unpaid as more particularly set forth below. Interest shall be computed by the "exact method", that is, the product resulting when multiplying the rate of interest by the principal balance outstanding divided by the number of days in the Loan Year in which the month for which interest is being paid occurs, multiplied by the actual number of days interest has accrued. A Loan Year is that twelve (12) month period commencing on April 23, and ending on April 22.

ARTICLE I

1.1 Payment of Principal. The principal amount of the indebtedness evidenced hereby is and shall be due and payable, on April 23, 1999, being that date twelve (12) years from the date hereof.

1.2 Prepayment of Principal. For a period of five (5) years from the date hereof, no prepayment shall be made or permitted in respect to the principal amount hereof. At any time thereafter, the Borrower may prepay in whole, but not in part, the said principal indebtedness. If such prepayment is made during the sixth year from the date hereof, the Borrower shall pay a prepayment penalty equal to five percent (5%) of the outstanding principal balance. Thereafter, the prepayment penalty shall decrease one (1) percentage point per year until there exists no prepayment penalty during the eleventh and twelfth years. Any prepayment penalty due hereunder shall be in addition to any Contingent Interest (as defined below) otherwise payable. For purposes of this Section 1.2 and the computation of any penalty due hereunder, "prepayment" shall include any

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acceleration due to the occurrence of an event of default, but shall not include any principal reduction required because of any damage, destruction or condemnation of the Facility.

1.3 Payment of Interest. Commencing on the first day of the month next following the date of this Note, and continuing on the first day of each succeeding month thereafter to and including the date of payment of the full principal amount hereof, Borrower shall pay Basic Interest. Further, commencing on the earlier of (i) February 15 of the year next following the Completion Date or (ii) February 15, 1989, Borrower shall submit a statement establishing the amount of and shall pay Contingent Interest, if any, due in respect to Property Cash Flow. Additional Contingent Interest due in respect to Property Cash Flow shall thereafter be payable on February 15 of each succeeding year until final payment of the principal amount of this Note, at which time all Contingent Interest due in respect to Property Cash Flow accrued and unpaid, and all Contingent Interest due in respect of Sale or Refinancing Proceeds, shall be due and payable.

1.4 Basic Interest. Basic Interest means an amount computed on the principal balance hereof equal to, and shall be payable, at the rate of (a) ten and one-half percent (10.50%) per annum from the date hereof to and including the Completion Date, and (b) nine and one-half percent (9.5%) per annum thereafter, until payment in full of the principal hereof.

1.5 Contingent Interest. "Contingent Interest" means an amount computed on the basis of, and is payable from Property Cash Flow and Sale or Refinancing Proceeds, and in amounts equal to a percentage of Property Cash Flow and Sale or Refinancing Proceeds as follows:

(a) 75% thereof until the total interest (Basic Interest plus Contingent Interest) paid on this Note shall have been in an amount which results in a yield of 10.75% per annum on the principal amount of this Note computed on a cumulative but non-compounded basis from the earlier of (i) January 1, 1989 or
(ii) the Completion Date; and

(b) 50% of the remaining balance thereof until the total interest (Basic Interest plus Contingent Interest) paid on this Note shall have been in an amount which results in a yield of 12.75% per annum on the principal amount of this Note computed on a cumulative but non-compounded basis from the earlier of (i) January 1, 1989 or (ii) the Completion Date; and

(c) 25% of the remaining balance thereof from the earlier of (i) January 1, 1989 or (ii) the Completion Date.

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The following words and terms as used herein shall have the following meanings:

"Property Cash Flow" means, with respect to any fiscal year (or portion thereof) after the Completion Date, all cash receipts derived from the operation of the Facility (exclusive of Sale or Refinancing Proceeds), less cash receipts used to pay operating expenses including interest (other than Contingent Interest).

"Sale or Refinancing Proceeds" means (a) the cash received by the Borrower from the sale or disposition of the Facility, after retirement of all amounts of outstanding principal on the Facility Note and less all expenses related to the sale or disposition, including commissions, or (b) the Appraised Value of the Facility less the outstanding principal of the Facility Note and less an estimated amount equal to the usual expenses related to a sale or disposition, including commissions.

1.6 Interest Savings Clause. Notwithstanding any provision herein to the contrary, no interest hereon shall be payable to the extent that such exceeds the amount permitted to be paid by Borrower or received by Issuer under applicable law. To the extent that any payments are made and received in violation of the provisions hereof, such payments shall be treated in all respects as principal payments subject to the provisions of Section 1.2 of this Note, notwithstanding which such partial prepayment shall be permitted without any penalty which would otherwise be payable thereunder.

1.7 Place and Form of Payment. All payments of principal, premium, if any, and interest on this Note shall be made for the account of the Issuer to Prudential-Bache Properties, Inc., One Seaport Plaza, 199 Water Street, New York, New York 10038, Attn: Chester A. Piskorowski, or at any other place designated by its successors or assigns, in lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on each payment date described above.

1.8 Collateral. This Note is secured by the Mortgage made by the Borrower for the benefit of the Issuer, and Borrower does hereby covenant to abide by and to comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in the Mortgage.

1.9 Default Rate. From and after the occurrence of an Event of Default, the Basic Interest shall be payable at a rate equal to the greater of (i) the Prime Rate plus two and one-half percent (2.5%) per annum or (ii) sixteen percent (16%) per annum from and after the date such Event of Default occurred and until such event of default shall be cured.

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
ARTICLE II
DEFAULTS BY BORROWER

2.1 Events of Default Defined. The following shall be "Events of Default" under this Note:

(a) The failure by the Borrower to pay or cause to be paid, on the date required, any installment of principal, premium or interest payable under this Note, however, the Borrower shall be entitled to cure such Default by making such principal and interest payment within ten (10) days after the giving of written notice from Issuer notifying the Borrower of its failure to make said payment; or

(b) The failure by the Borrower to observe and perform any covenant, condition or agreement under this Note (other than payment of principal and interest under this Note) or under the Loan Agreement of even date between Borrower and Issuer, or the Mortgage on its part to be observed or performed for a period of thirty (30) days after the giving of written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Issuer.

2.2 Remedies upon the Happening of any Event of Default.
(a) If an Event of Default shall have occurred and be continuing, Issuer, by notice in writing to the Borrower may declare the unpaid balance of this Note to be immediately due and payable and upon any such declaration, the same shall become and shall be immediately due and payable notwithstanding anything to the contrary contained in this Note or in the Mortgage. In such event, the Borrower, subject to the exculpatory provisions contained herein shall pay the Issuer an amount equal to the sum of (i) the total principal, premium, if any, and interest on the Note, plus (ii) all costs and expenses of collection, including a reasonable compensation to Issuer, its agents and attorneys (to the extent permitted by applicable law), and any reasonable expenses or liabilities incurred by Issuer.

(b) If the Borrower shall fail forthwith to pay such amounts upon demand, Issuer may institute any actions or proceedings at law or in equity for the collection of such amounts, may prosecute any such action or proceeding to judgment or final decree against the Borrower and may collect out of the property of the Borrower, subject to the lien of the Mortgage, the moneys adjudged or decreed to be payable in any manner provided by law.

(c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under Federal or State bankruptcy laws or any other

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
applicable law, or in case a custodian, receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or to the creditors or property of the Borrower, Issuer may, by intervention in such proceedings or otherwise, file and prove a claim or claims for the whole amount specified in Section 2.2(a) hereof, and may take such other action as may be necessary or advisable to collect and receive any moneys or other property payable or deliverable on any such claims. Any custodian, receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to Issuer.

(d) If Issuer shall have proceeded to enforce any right under this Note and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Issuer, the Borrower and Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower and Issuer shall continue as though no such proceeding had been taken.


ARTICLE III
MISCELLANEOUS

3.1 Waivers. The Borrower expressly waives protest, demand, presentment and notice of dishonor, and agrees that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof and without notice to it and without affecting its liability thereon.

3.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if sent by mail, by private courier or delivery service, or by telegraph or telex, when received. All mail shall be
sent by registered mail, return receipt	requested, postage prepaid, addressed
as follows:

                 To the Issuer:     Fogelman Mortgage L.P. I
                                    c/o Prudential-Bache Properties, Inc.
                                    One Seaport Plaza
                                    199 Water Street
                                    New York, NY 10038
                                    Attn: Chester A. Piskorowski

                 To the Borrower:   FPI Royal View, Ltd., L.P.
                                    c/o Fogelman Properties, Inc.
                                    5400 Poplar Avenue
                                    Memphis, TN 38119
                                    Attn: Morris J. Kriger
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

The issuer or the Borrower, may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

3.3 Exculpatory Provisions. Notwithstanding any other provision of this Note to the contrary, in the event of any non-payment under this Note, neither the Borrower nor any of its partners shall have any personal liability hereunder, and no holder of this Note shall ask or take or cause to be asked or taken personal judgment against the Borrower or any of its partners for any payment required to be made under this Note, it being understood that said holder of this Note will look solely to the revenues and receipts derived from this Note, and any instrument securing the payment thereof, and no other property or assets of the Borrower or any of its partners shall be subject to levy, execution or other enforcement procedure for the satisfaction of the indebtedness evidenced by this Note; provided, that the foregoing provisions shall not constitute a waiver of any indebtedness evidenced by this Note and shall not limit the rights of Issuer under any guaranty executed in connection with the Note, and shall not limit the right of the holder of this Note to exercise its rights hereunder or under any instrument securing the payment hereof so long as no judgment then in the nature of a deficiency judgment shall be asked or taken against the Borrower or any of its partners.

3.4 Loan Agreement. The terms and conditions of the Loan Agreement attached hereto as Exhibit A are incorporated herein and made a part hereof by reference, as if fully set forth herein verbatim.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on the day and year first above written.

                     FPI ROYAL VIEW, LTD., L.P.
                     By: Fogelman Properties, Inc.,
                     General Partner

Attest:

------------------------------  By: -----------------------
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